                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:

[ ]      PRELIMINARY PROXY STATEMENT

[ ]      CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
             (AS PERMITTED BY RULE 14a-6(e)(2))

[X]      DEFINITIVE PROXY STATEMENT

[ ]      DEFINITIVE ADDITIONAL MATERIALS

[ ]      SOLICITING MATERIAL PURSUANT TO SS. 240.14a-11(c) OR SS. 240.14a-12

                               LSB BANCSHARES, INC
--------------------------------------------------------------------------------

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]    NO FEE REQUIRED.

[ ]    FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(l) AND 0-11.
       (1)  TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
       (2)  AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
       (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):
       (4)  PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
       (5)  TOTAL FEE PAID:

[ ]    FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION
       STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.
       (1)  AMOUNT PREVIOUSLY PAID:
       (2)  FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:
       (3)  FILING PARTY:
       (4)  DATE FILED:

                 NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS OF
                              LSB BANCSHARES, INC.
                                  ONE LSB PLAZA
                         LEXINGTON, NORTH CAROLINA 27292


To the Shareholders of LSB Bancshares, Inc.:

         Notice is hereby given that the Annual Meeting of Shareholders of LSB Bancshares, Inc. ("Bancshares"), called under authority of Article 2, Section 2, of the Bylaws of Bancshares, will be held at Bancshares' headquarters, located at One LSB Plaza, 5th Floor, Lexington, North Carolina, 27292, on Wednesday, April 19, 2000 at 10:00 a.m. Shareholders of record at the close of business on March 6, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof. Following the Annual Meeting, shareholders of record are cordially invited to a luncheon at the J. Smith Young YMCA, located at 119 West Third Avenue, Lexington, North Carolina 27292, at 12:30 p.m.

         The purposes of the meeting are to consider and act upon the following proposals:

         -        To elect five members of the Board of Directors;

         - To ratify the appointment of Turlington and Company, L.L.P., to conduct the independent audit for 2000;

         -        To consider and act upon a shareholder proposal by W. R.
                  Koontz relating to minimum share ownership requirements for directors of Bancshares; and

         - To consider such other business as may properly come before the meeting.

         We urge you to attend this meeting. It is extremely important that your shares be represented regardless of the number you own. Please sign and return your proxy to Bancshares in the enclosed envelope at your earliest convenience. Unless you indicate to the contrary, your proxy will be cast FOR the nominees for director named in the accompanying Proxy Statement, FOR the ratification of the appointment of Turlington and Company, L.L.P. to conduct the independent audit for 2000, and AGAINST the shareholder proposal relating to minimum share ownership requirements for directors of Bancshares, each as described in more detail in the accompanying Proxy Statement.

         This 20th day of March, 2000.

                                 Yours very truly,



                                 Robert F. Lowe
                                 Chairman, President and
                                 Chief Executive Officer

                              LSB BANCSHARES, INC.
                                  ONE LSB PLAZA
                         LEXINGTON, NORTH CAROLINA 27292


                                 PROXY STATEMENT

         The accompanying proxy is solicited by and on behalf of the Board of Directors of LSB Bancshares, Inc. ( "Bancshares" ) for use at the Annual Meeting of Shareholders to be held on Wednesday, April 19, 2000 at 10:00 a.m. at Bancshares' headquarters, located at One LSB Plaza, 5th Floor, Lexington, North Carolina, 27292, and at any adjournment thereof. Following the Annual Meeting, shareholders of record are cordially invited to a luncheon at the J. Smith Young YMCA, located at 119 West Third Avenue, Lexington, North Carolina 27292, at 12:30 p.m. The entire cost of this solicitation will be borne by Bancshares. In addition, personal solicitation may be conducted by directors, officers and employees of Bancshares and its subsidiary, Lexington State Bank (the "Bank"). This Proxy Statement and the accompanying proxy card were first mailed to shareholders on or about March 20, 2000.

         The shares of Bancshares common stock (the "Common Stock") represented by the accompanying proxy card will be voted at the meeting if the proxy card is properly signed, dated and received by Bancshares prior to the time of the meeting. Where a choice is specified on the proxy card as to the vote on any matter to come before the meeting, the proxy will be voted in accordance with such specification. If no choice is specified, the proxy will be voted FOR the nominees for director named herein, FOR the ratification of the appointment of Turlington and Company, L.L.P. to conduct the independent audit for 2000, and AGAINST the shareholder proposal relating to minimum share ownership requirements for directors of Bancshares. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by delivering a written revocation or an executed proxy bearing a later date to the Secretary of Bancshares or by attending and voting in person at the meeting. If a shareholder is a participant in the Shareholder Dividend Reinvestment and Stock Purchase Plan, the proxy represents the number of shares of Common Stock in the shareholder's dividend reinvestment account as well as shares held of record directly by the shareholder.


                                VOTING PROCEDURES

         Shareholders of record at the close of business on March 6, 2000 will be entitled to vote at the Annual Meeting of Shareholders. At the close of business on March 6, 2000, 8,463,511 shares of Common Stock were outstanding and entitled to vote. There is no other class of voting stock outstanding. On all matters considered at the meeting, shareholders are entitled to one vote for each share held.

         The laws of North Carolina, under which Bancshares is incorporated, provide that, in connection with the election of directors, the persons receiving a plurality of the votes cast will be elected as directors. The proposal to ratify the appointment of Turlington and Company, L.L.P. to conduct the independent audit of Bancshares for 2000, and the proposal relating to minimum share ownership requirements for directors will be approved if the number of votes cast "for" each such proposal exceeds the number of votes cast "against" such proposal. Shares held of record by a broker or its nominee ("Broker Shares") and abstentions that are voted on any matter will be counted for purposes of determining the existence of a quorum at the Annual Meeting. Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at the Annual Meeting. Abstentions and Broker Shares that are not voted on a particular proposal will not be counted as votes for or against such proposals and will have the same effect as negative votes.


                        PROPOSAL 1: ELECTION OF DIRECTORS

         The Bylaws of Bancshares provide for a classified Board of Directors consisting of not less than nine and not more than 24 directors, the number to be determined by resolution of a majority of the Board of Directors or by resolution of the shareholders at any meeting thereof. The Board of Directors, by resolution, has set the number of directors at 14. Other than Lloyd G. Walter, Jr. and Sue H. Hunter, the persons nominated by the Board of Directors to serve as directors for a three-year term expiring at the 2003 Annual Meeting, as set forth below, were elected as directors at the 1997 Annual Meeting. Mr. Walter was initially appointed to the Board of Directors in connection with the 1997 acquisition of Old North State Bank and was subsequently elected by the shareholders at the 1998 Annual Meeting to serve for a term expiring at the 2000 Annual Meeting. Ms. Hunter was appointed by the Board of Directors on January 12, 1999 to fill the vacancy left by the retirement of Margaret Lee Crowell and was subsequently elected by the shareholders at the 1999 Annual Meeting to serve for a term expiring at the 2000 Annual Meeting.

         The persons named as proxies in the accompanying proxy card intend to vote in favor of the nominees named below. Such nominees have consented to serve as directors of Bancshares if elected. If, at the time of the meeting, any of such nominees are unable or unwilling to serve, the discretionary authority provided in the accompanying proxy card will be exercised to vote for such other person or persons for the office of director as may be nominated by the Board of Directors. Proxies cannot be voted for a greater number of nominees than the number named in this Proxy Statement.

         Additional information about each of the nominees and the continuing directors is provided below. The number of years of service on the Board of Directors indicated in the following table includes service on the Board of Directors of the Bank prior to the incorporation of Bancshares.


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR ELECTION AS A
                DIRECTOR TO SERVE UNTIL THE 2003 ANNUAL MEETING

                       NOMINEES FOR ELECTION AS A DIRECTOR
                     TO SERVE UNTIL THE 2003 ANNUAL MEETING

                            DIRECTOR                         PRINCIPAL OCCUPATION
NAME AND AGE                SINCE                             FOR PAST FIVE YEARS
------------                --------                         --------------------

Robert F. Lowe (57)           1983        Chairman, President and CEO of Bancshares, the Bank and
                                          Peoples Finance Company of Lexington, Inc., a subsidiary
                                          of the Bank; President and a director of LSB Financial
                                          Services, Inc., a subsidiary of the Bank

Roberts E. Timberlake (63)    1979        Artist/Designer; Chairman, President and CEO of Bob
                                          Timberlake, Inc.

Lloyd G. Walter, Jr. (65)     1997        President, LGW Consulting, PC

Julius S. Young, Jr. (52)     1988        President, Jay Young Management, Inc.

Sue H. Hunter (64)            1999        President and Co-owner of Thomasville Emporium; Vice
                                          President of Side Street Cafe; former Davidson County
                                          Commissioner and Vice Chairperson



                               INCUMBENT DIRECTORS
                      SERVING UNTIL THE 2001 ANNUAL MEETING

                             DIRECTOR                         PRINCIPAL OCCUPATION
NAME AND AGE                 SINCE                             FOR PAST FIVE YEARS
-------------------          ---------                         -------------------

Michael S. Albert (45)         1995        President, CEO and Director of Billings Freight Systems,
                                           Inc.; Treasurer of Cargo Carriers, Inc.; Vice President of
                                           Metro Motor Express, Inc.

Peggy B. Barnhardt (66)        1995        Retired since 1996; formerly Deputy Superintendent,
                                           Davidson County Schools

Walter A. Hill, Sr. (60)       1983        President, Hill Oil Company, Inc.; Vice President and
                                           Secretary, NorthCo, Inc. (construction development)

Robert B. Smith, Jr. (61)      1969        Attorney

                               INCUMBENT DIRECTORS
                      SERVING UNTIL THE 2002 ANNUAL MEETING

                                          DIRECTOR                         PRINCIPAL OCCUPATION
NAME AND AGE                              SINCE                             FOR PAST FIVE YEARS
-------------------                       ---------                         -------------------

Leonard H. Beck (64)                        1995        President, Green Printing Company; Director of the
                                                        National Association of Printers and Lithographers

Marvin D. Gentry (64)                       1997        President and CEO of The New Fortis Corporation, a
                                                        wholly-owned subsidiary of K. Hovnanian Enterprises

Samuel R. Harris (58)                       1990        Physician


David A. Smith (61)                         1990        Owner, Red Acres Dairy Farm


Burr W. Sullivan (53)                       1987        President, Dorsett Printing and Lithograph Corporation

                     MANAGEMENT'S OWNERSHIP OF COMMON STOCK

         The following table sets forth information concerning the beneficial ownership of Common Stock by each director, nominee for director and each executive officer named under the heading "Executive Compensation" herein, and by all directors and executive officers as a group as of March 6, 2000. Management is aware of no person who beneficially owns more than five percent of the outstanding shares of Common Stock. According to rules promulgated by the Securities and Exchange Commission (the "SEC"), a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment, or has the right to acquire ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise.

            Amount and Nature of Beneficial Ownership of Common Stock

                               Sole Voting And     Shared Voting And                            %
  Name of Beneficial Owner     Investment Power    Investment Power         Total           Of Total
----------------------------- ------------------- -------------------- ---------------- ------------------

Michael S. Albert                     7,298  (1)               5,563            12,861          *
Peggy B. Barnhardt                    5,130  (2)                  --             5,130          *
Leonard H. Beck                       7,114  (3)                  --             7,114          *
Marvin D. Gentry                     13,407  (4)              11,266            24,673          *
Samuel R. Harris                      9,701  (5)                  --             9,701          *
Walter A. Hill, Sr.                  19,322  (6)               8,468            27,790          *
Sue H. Hunter                         1,859  (7)                 250             2,109          *
Robert F. Lowe                      132,225  (8)              39,493           171,718         2.0
David A. Smith                        7,328  (9)              11,537            18,865          *
Robert B. Smith, Jr.                 28,304 (10)                  --            28,304          *
Burr W. Sullivan                     11,411 (11)               3,910            15,321          *
Roberts E. Timberlake                16,805 (12)              15,643 (13)       32,448          *
Lloyd G. Walter, Jr.                  8,458 (14)               1,288             9,746          *
Julius S. Young, Jr.                 40,780 (15)                  --            40,780          *
Monty J. Oliver                      50,309 (16)                  69            50,378          *
H. Franklin Sherron, Jr.             60,406 (17)              14,853            75,259          *
All directors and
  executive officers as a
  group (16 persons)                419,857                  112,340           532,197         6.3

----------------------------------
*    An asterisk indicates less than one percent.
(1) Includes 2,392 shares held in trust for such director under the Deferred Plan (as defined below) and 2,500 shares underlying options exercisable within 60 days of the record date.
(2) Includes 1,656 shares held in trust for such director under the Deferred Plan and 2,125 shares underlying options exercisable within 60 days of the record date.
(3) Includes 1,875 shares underlying options exercisable within 60 days of the record date.
(4) Includes 1,355 shares held in trust for such director under the Deferred Plan and 1250 shares underlying options exercisable within 60 days of the record date.
(5) Includes 4,226 shares held in trust for such director under the Deferred Plan and 3125 shares underlying options exercisable within 60 days of the record date.
(6) Includes 5,620 shares held in trust for such director under the Deferred Plan and 3125 shares underlying options exercisable within 60 days of the record date.
(7) Includes 879 shares held in trust for such director under the Deferred Plan and 625 shares underlying options exercisable within 60 days of the record date.

(8) Includes 5,189 shares held in trust for such director under the Deferred Plan and 92,621 shares underlying options exercisable within 60 days of the record date.
(9) Includes 3,795 shares held in trust for such director under the Deferred Plan and 3,126 shares underlying options exercisable within 60 days of the record date.
(10) Includes 5,620 shares held in trust for such director under the Deferred Plan and 3,125 shares underlying options exercisable within 60 days of the record date.
(11) Includes 5,189 shares held in trust for such director under the Deferred Plan and 3,125 shares underlying options exercisable within 60 days of the record date.
(12) Includes 5,189 shares held in trust for such director under the Deferred Plan and 3,125 shares underlying options exercisable within 60 days of the record date.
(13) Includes: (a) 5,118 shares held by the Bank as trustee of certain trusts for the benefit of Mr. Timberlake's wife, over which Mr. Timberlake shares investment power but has no voting power and (b) 8,438 shares held in trusts for Mr. Timberlake's benefit, over which Mr. Timberlake shares investment power with the Bank as trustee and over which the Bank has exclusive voting power.
(14) Includes 1,355 shares held in trust for such director under the Deferred Plan and 1,250 shares underlying options exercisable within 60 days of the record date.
(15) Includes 5,127 shares held in trust for such director under the Deferred Plan and 3,125 shares underlying options exercisable within 60 days of the record date.
(16) Includes 35,998 shares underlying options exercisable within 60 days of the record date.
(17) Includes 38,498 shares underlying options exercisable within 60 days of the record date.

                              CORPORATE GOVERNANCE

         The Board of Directors of Bancshares has standing Executive, Stock Option and Compensation, and Audit Committees. There are no other committees of the Board of Directors of Bancshares. The entire Board of Directors of Bancshares nominates persons to serve as directors.

         The Executive Committee of Bancshares reviews various matters and submits proposals or recommendations to Bancshares' Board of Directors. The Executive Committee is empowered to act and does act for Bancshares' Board of Directors on strategic matters. The Executive Committee was comprised of Messrs. Robert F. Lowe, Michael S. Albert, David A. Smith, Robert B. Smith, Jr., Burr W. Sullivan and Julius S. Young, Jr. The Executive Committee did not meet during 1999.

         The Stock Option and Compensation Committee administers the 1986 Employee Incentive Stock Option Plan, the 1996 Omnibus Stock Incentive Plan and the Management Incentive Plan (the "Incentive Plan") and the Old North State Bank 1990 Incentive Stock Option Plan and the Piedmont BancShares Corporation Stock Option Plan, both of which were assumed by Bancshares in connection with its acquisition of Old North State Bank. The Stock Option and Compensation Committee selects employees for participation in such plans and determines the timing, pricing and amount of stock options granted and the amount of incentive compensation earned pursuant to the plans within the terms of the plans. The Stock Option and Compensation Committee is also responsible for administering the 1994 Director Stock Option Plan. The Stock Option and Compensation Committee was comprised of Messrs. Albert, Robert B. Smith, Jr., Sullivan, Roberts E. Timberlake, Young and Lloyd G. Walter, Jr. The committee met seven times during 1999.

         Bancshares' Audit Committee reviews and approves various audit functions and is responsible for reviewing and approving the Bank's internal audits and the separate examinations of the Bank by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. Bancshares' Audit Committee was comprised of Messrs. Sullivan, Albert, Walter A. Hill, Sr., Robert B. Smith, Jr., Marvin D. Gentry and Young. Bancshares' Audit Committee met twice during 1999.

         The Board of Directors of the Bank has a standing Executive Committee. The Executive Committee of the Bank reviews various matters and submits proposals and recommendations to the Bank's Board of Directors. The Executive Committee is empowered to and does act for the Bank's Board of Directors on strategic matters. The Bank's Executive Committee was comprised of Messrs. Lowe, Albert, David A. Smith, Robert B. Smith, Jr., Sullivan and Young. The Bank's Executive Committee met 21 times in 1999.

         During 1999, the Board of Directors of Bancshares met 13 times and the Board of Directors of the Bank met 12 times. All directors attended at least 75 percent of the aggregate of the total number of meetings of the Board of Directors of Bancshares and the Bank (held during the period for which each person was a director) and the total number of meetings held by all committees of the Boards on which such directors served during 1999, with the exception of Mr. Timberlake, who attended 58 percent of the aggregate of the total number of meetings held by all committees of the Boards on which he served during 1999.

         Shareholders entitled to vote in the election of directors may nominate candidates for consideration by the Board of Directors of Bancshares. Pursuant to the Bylaws of Bancshares, notice of nominations made by shareholders with respect to the 2001 annual meeting must be received in writing by the Secretary of Bancshares no earlier than January 6, 2001 and no later than January 31, 2001 and must set forth (i) the name, age, business address and, if known, residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the nominee's qualifications to serve as a director, (iv) the number of shares of Common Stock beneficially owned by the nominee, (v) a representation that the nominee has consented to his name being placed in nomination, (vi) the name and record address of the shareholder making the nomination, (vii) the number of shares of Common Stock owned of record and beneficially by such shareholder, and (viii) any material interest of such shareholder in the proposed nomination.


                             EXECUTIVE COMPENSATION

         The following table sets forth the total compensation awarded, paid to or earned by the executive officers of Bancshares during each of the years ended December 31, 1999, December 31, 1998 and December 31, 1997:

                           SUMMARY COMPENSATION TABLE

                                                     Annual                   Long-Term
                                                  Compensation               Compensation
                                                  ------------               ------------
                                                                                 Awards
                                                                             -------------
                                                                               Securities         All Other
          Name and                            Salary           Bonus           Underlying      Compensation
      Principal Position          Year          ($)             ($)          Options (#)(1)       ($)(2)
      ------------------          ----        ------          ------         --------------    ------------

Robert F. Lowe
President and CEO                 1999       225,000          85,012           10,000             88,774
                                  1998       204,000          57,253           10,000             51,055
                                  1997       187,000          71,433           12,500             34,353

Monty J. Oliver
Secretary and Treasurer           1999       140,000          32,298            5,000             45,034
                                  1998       128,500          21,733            5,000             38,800
                                  1997       116,500          24,683            6,250             30,182

H. Franklin Sherron, Jr.
Vice President                    1999       130,000          49,006            5,000             10,941
                                  1998       115,700          30,558            5,000              8,313
                                  1997       103,000          38,493            6,250              6,465

---------------------------------
(1) The information concerning options gives effect to the 25% stock split in the form of a stock dividend paid on February 16, 1998.
(2) Compensation set forth in this column represents the following (i) amounts contributed by the Bank for the account of the executive officers under the Lexington State Bank Employees Savings Plus Plan for each of 1999,

     1998 and 1997 as follows: Mr. Lowe, $4,800, $4,800 and $4,750; Mr. Oliver,
     $4,214, $3,918 and $3,957; and Mr. Sherron, $4,493, $4,447 and $2,760; and
     (ii) life insurance premiums paid by Bancshares for each of 1999, 1998 and 1997 as follows: Mr. Lowe, $83,974, $46,255 and $29,603; Mr. Oliver,
     $40,820, $34,882 and $26,225; and Mr. Sherron, $6,448, $3,866 and $2,705.

     The following table sets forth certain information regarding the stock options granted to the executive officers of Bancshares in 1999. Bancshares has no outstanding stock appreciation rights ("SARs") and granted no SARs during 1999. In addition, in accordance with the rules of the SEC, the table sets forth the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annually compounded Common Stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                      Individual Grants
                                      -----------------                                   Potential Realizable
                                                                                            Value at Assumed
                                               Percent of                                    Annual Rates of
                              Number of           Total                                        Stock Price
                             Securities          Options        Exercise                    Appreciation for
                             Underlying        Granted to        or Base                       Option Term
                               Options        Employees in        Price     Expiration    --------------------
       Name                   Granted          Fiscal Year       ($/Sh)        Date(1)    5% ($)          10% ($)
       -----                  --------        -------------    ----------   ----------  ----------        -------
Robert F. Lowe                  10,000            17.8           $20.00      05/11/09    125,779          318,748
Monty J. Oliver                  5,000             8.9           $20.00      05/11/09     62,889          159,374
H. Franklin  Sherron, Jr.        5,000             8.9           $20.00      05/11/09     62,889          159,374

--------------------
(1) Options become exercisable in installments of 20% on each anniversary date following the date of grant, and thereafter may be exercised in whole or in part at any time prior to the expiration date.

     The following table sets forth certain information regarding stock options exercised during 1999 by the executive officers of Bancshares, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares of Common Stock subject to exercisable and unexercisable stock options as of December 31, 1999. The table also sets forth the values for "in-the-money" options based on the positive spread between the exercise price of such stock options and the closing sale price of a share of Bancshares Common Stock on the Nasdaq National Market on December 31, 1999.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                   Number of           Value of
                                                                  Securities          Unexercised
                                                                  Underlying         In-the-Money
                                                                  Options at            Options
                                                                  FY-End (#)         at FY-End ($)
                                Shares                           -------------       -------------
                              Acquired on         Value          Exercisable/        Exercisable/
            Name              Exercise (#)    Realized ($)       Unexercisable       Unexercisable
            -----             ------------    ------------     ---------------     ----------------
Robert F. Lowe                    0                 0          88,714 / 34,407     432,295 / 34,401
Monty J. Oliver                   0                 0          34,435 / 16,813     167,878 / 15,549
H. Franklin Sherron, Jr.          0                 0          36,935 / 16,813     175,253 / 15,549

                                  PENSION PLAN

     The Bank's Employees' Pension Plan is a non-contributory plan that covers all employees who work at least 1,000 hours annually, are at least 21 years old and have completed one year of service. The plan is a defined benefit plan, providing for benefits equal to .8% of final average monthly compensation, multiplied by years of credited service, plus .65% of final average monthly compensation in excess of the social security compensation amount, multiplied by years of credited service not to exceed 35 years. Final average compensation is the average of the five highest consecutive calendar years of compensation paid during the ten calendar years preceding retirement. The compensation covered by the plan consists of base salary. A participant's accrued benefit is fully vested and non-forfeitable upon reaching age 65. If a participant terminates employment for any reason other than death, disability or retirement, the participant's accrued benefits will vest after five years of service. Benefits can be paid in a lump sum only if the distribution is $10,000 or less. Distributions over $10,000 must be paid in monthly payments. Benefits also are provided for early retirement, deferred retirement, disability retirement and death.

     The following table shows estimated annual benefits payable upon retirement at age 65 to participants under the plan.

                               PENSION PLAN TABLE

                       ESTIMATED YEARS OF CREDITED SERVICE
                     ANNUAL BENEFIT PAYABLE ON RETIREMENT(1)

    Five-Year Average           15            20           25           30             35
  Salary at Retirement         Years         Years        Years        Years          Years
  --------------------     -----------   -----------  -----------  -----------    ---------
         225,000              31,577       42,102       52,628        63,153         73,679
         200,000              31,577       42,102       52,628        63,153         73,679
         175,000              31,577       42,102       52,628        63,153         73,679
         150,000              29,402       39,202       49,003        58,803         68,604
         125,000              23,964       31,952       39,940        47,928         55,916
         100,000              18,527       24,702       30,878        37,053         43,229
          75,000              13,089       17,452       21,815        26,178         30,541
          50,000               7,652       10,202       12,753        15,303         17,854

-----------------------------
(1) Some of the amounts shown exceed the limits imposed by federal law for qualified plans.

         Benefits payable as shown in the table are computed on a straight-life annuity basis. Such amounts are not subject to deduction for social security benefits or other amounts received by participants. Years of credited service for the persons named in the summary compensation table above are as follows:
Mr. Lowe (29); Mr. Oliver (21); and Mr. Sherron (9).

PERFORMANCE GRAPH

         The foregoing graph and the following table compare, for the five-year period ended December 31, 1999, the cumulative return to shareholders of Bancshares with the Standard & Poor's 500 Stock Index and an index consisting of 500 major regional banks, assuming investment of $100 at the beginning of the period and the reinvestment of dividends.

                        12/31/94    12/31/95     12/31/96      12/31/97     12/31/98     12/31/99
                        --------    --------     --------      --------     --------     --------
LSB Bancshares, Inc.    $100.00      $112.48      $142.22      $193.57       $183.08      $154.54
S&P 500 Composite       $100.00      $137.58      $169.17      $225.60       $290.08      $351.12
Major Regional Banks    $100.00      $157.46      $215.15      $323.51       $357.44      $306.69

REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE

         The following report of the Stock Option and Compensation Committee of the Board of Directors of Bancshares provides information with respect to the compensation paid to Bancshares' Chief Executive Officer, Robert F. Lowe, and to its other executive officers, Messrs. Sherron and Oliver.

         Bancshares' executive compensation program is administered by the Stock Option and Compensation Committee (the "Committee") of the Board of Directors of Bancshares. The Committee is comprised of the individuals listed below, each of whom is a non-employee director of Bancshares and the Bank. Bancshares' compensation program for executive officers consists of the following elements: annual salary; performance-based cash awards under the Management Incentive Plan (the "Incentive Plan"); annual grants of options under the 1996 Omnibus Stock Incentive Plan (the "1996 Plan"); annual matching contributions under the Lexington State Bank Employees Savings Plus Plan (the "Bank Savings Plan"); and Employment Continuity Agreements. The Committee grants stock options under the 1996 Plan to the executive officers. Under the Incentive Plan, the Committee recommends to Bancshares' Board of Directors certain corporate and financial performance objectives and recommends to the Bank's Board of Directors the related incentive compensation amounts for executive officers. The Committee recommends to the Bank's Board of Directors the salary levels for executive officers, and the Bank's Board of Directors determines matching contributions under the Bank Savings Plan.

         Bancshares' executive compensation program is designed to enable Bancshares to attract, retain and reward executive officers. The Committee intends to keep compensation levels competitive with a representative sample of the Bank's peer groups. The Committee's strategy is to maintain a structure within the executive compensation program which strengthens the link between executive compensation, Bancshares' performance, individual performances of the executive officers and shareholder interests. In accordance with this strategy, in February 1996, Bancshares' Board of Directors adopted the Incentive Plan. Under the Incentive Plan, executive officers recommended by the Committee and approved by the Bank's Board of Directors can earn incentive compensation if Bancshares achieves the operating performance objectives recommended by the Committee and approved by Bancshares' Board of Directors, and the executive officers achieve individual performance objectives. The Committee believes that the Incentive Plan motivates Bancshares' executive officers to achieve Bancshares' business goals and objectives.

         The following sections of this Report describe the compensation program for executive officers in effect in 1999.

         BASE SALARY

         Base salaries for executive officers are reviewed and approved by the Bank's Board of Directors based upon recommendations by the Committee. The Committee recommends salaries based upon a review of the range of salaries earned by executive officers within a representative peer group, although there is no predetermined point within such range at which the Committee targets salaries. In determining base salaries, the Committee does not establish performance thresholds or other measures that directly relate base salaries to operating performance.

         The base salary paid to Bancshares' Chief Executive Officer, Robert F. Lowe, during 1999 reflects the base salary policies described above. Mr. Lowe's 1999 salary was at the midpoint of the range of salaries paid to the chief executive officers of the Bank's peer group. The Committee believes that Mr. Lowe's 1999 base salary, which is a 10.3% increase over his 1998 base salary, is modest in relation to Bancshares' corporate and financial performance and consistent with the salaries paid to executives of the Bank's peer group.

         The base salaries paid to Bancshares' other executive officers, Messrs. Sherron and Oliver, are recommended by Mr. Lowe to the Committee. The 1999 base salary paid to Mr. Sherron was at the 49th percentile of the range of salaries paid to executive officers of the Bank's peer group and is based on years of experience. Mr. Sherron's base salary during 1999 reflects a 12.4% increase over his 1998 base salary. During 1999, Mr. Oliver's base salary was at the 102nd percentile of the range of salaries paid to executive officers of the Bank's peer group and is based on years of experience. Mr. Oliver's base salary during 1999 reflects a 9% increase over his 1998 base salary. Furthermore, the Committee believes that the base salaries paid to Messrs. Sherron and Oliver give fair consideration to their individual contributions and are competitive with the Bank's peer group.

         INCENTIVE COMPENSATION

         Incentive compensation awards for executive officers of Bancshares granted under the Incentive Plan are recommended by the Committee and approved by the Bank's Board of Directors based on each executive officer's achievement of his individual performance objectives. These objectives are tied to measurements of corporate objectives, such as return on average equity, return on average assets, asset growth, deposit growth, efficiency ratio and delinquency and charge off percentages, and, in some instances, other objectives that are specific to the executive officer's job function. The criteria for determining the maximum cash incentive award under the Incentive Plan is based on net income and reflects the Committee's commitment to maintaining a strong incentive compensation plan that is directly related to maximizing long-term shareholder value.

         For performance during 1999, Bancshares awarded cash incentive compensation under the Incentive Plan totaling $470,147 to 35 officers, which amount includes an aggregate of $166,316 paid to Bancshares' executive officers. In 1999, other participants in the Incentive Plan were key employees who, in the judgment of the Committee, made a substantial contribution to the success of Bancshares and its subsidiaries and who the Committee believes should participate in that success and be motivated to contribute to future success. The incentive compensation awards granted to Messrs. Lowe and Sherron were based solely upon Bancshares' performance as measured by the corporate objectives set forth above and represent a payment of 98.51% of their respective 1999 maximum cash incentive awards under the Incentive Plan. The incentive compensation award granted to Mr. Oliver was based on similar corporate objectives and his management of the annual budget process, investor and analyst relations and compliance with regulations promulgated by the SEC and The Nasdaq Stock Market, Inc. In addition to the corporate objectives set forth above, Mr. Oliver met all other performance objectives established for him in 1999 which were specific to his job function.

         STOCK OPTIONS

         The Committee awards stock options to executive officers as a long-term incentive to align the executives' interests with those of other shareholders and to encourage significant stock ownership. Under the 1996 Plan, the Committee grants to selected key employees options to purchase Bancshares' Common Stock at a price equal to the fair market value of Bancshares' Common Stock on the date of grant. Employees under the 1996 Plan are those key employees who, in the judgment of the Committee, are in a position to materially affect the overall success of Bancshares and its subsidiaries by reason of the nature and extent of their duties.

         In 1999, pursuant to the 1996 Plan, the Committee granted options for 56,250 shares of Bancshares' Common Stock to employees of Bancshares and the Bank, including options for 10,000 shares granted to Mr. Lowe and 5,000 shares granted to each of Messrs. Oliver and Sherron. The Committee has not adopted any objective criteria that relates the level of options granted to the executive officers to performance of Bancshares or the individuals. In approving the grant to Mr. Lowe, the Committee considered numerous factors, including Bancshares' operating performance, Mr. Lowe's prior contributions and potential to contribute in the future and practices within the Bank's peer group with respect to granting options, although none of these factors was individually determinative.

         The stock options granted under the 1996 Plan become exercisable in twenty percent (20%) installments on each of the first five anniversaries of the date of grant. The option recipients, including Mr. Lowe, will receive value from these grants only to the extent that the price of Bancshares' Common Stock exceeds the grant price.

         MATCHING CONTRIBUTIONS

         The Bank Savings Plan is a voluntary defined contribution benefit plan designed to provide additional incentive and retirement security for eligible employees of the Bank. All Bank employees over the age of 21 are eligible to participate in the Bank Savings Plan. The executive officers of Bancshares participate in the Bank Savings Plan on the same basis as all other eligible employees of the Bank. Under the Bank Savings Plan, each eligible employee of the Bank may elect to contribute on a pre-tax basis to the Bank Savings Plan 2% to 15% of his or her compensation, subject to certain limitations that may lower the maximum contributions of more highly compensated participants.

         At the beginning of each year, the Bank determines the amount of its matching contributions to be made during the year. In 1999, the Bank's matching contributions totaled $193,434.05, including $4,800 contributed to Mr. Lowe, $4,214 contributed to Mr. Oliver and $4,493 contributed to Mr. Sherron.

         EMPLOYMENT CONTINUITY AGREEMENTS

         In 1998, the Committee recommended to Bancshares' Board of Directors approval of Employment Continuity Agreements (the " Agreements") for Messrs. Lowe, Oliver and Sherron, together with seven other key management employees, and all Agreements were approved by the Bancshares' Board of Directors during 1998.

         The Board believes that Bancshares, as a publicly held corporation, is subject to the possibility of a change in control and that such possibility may generate uncertainty on the part of the executive officers and other key management employees, which could result in their departure from Bancshares or their distraction from their operating responsibilities. Both the Committee and Bancshares' Board of Directors recognize that outstanding and committed management is essential to advancing the best interests of Bancshares and its shareholders. The Board of Directors believes that the Agreements will give Bancshares' executive officers and key management employees certain employment security, which the Board of Directors will secure their continued services in the performance of both regular duties and any extra duties required of them during periods of uncertainty. Mr. Lowe's Agreement has a two-year rolling term and the other Agreements have a one-year rolling term. Additionally, each Agreement provides for severance benefits in the event of a change of control. Under these provisions, Mr. Lowe would be entitled to an amount equal to three times his then current salary payable in thirty-six monthly installments. The executives, other than Mr. Lowe, would be entitled an amount equal to their then current salary payable in monthly installments over twelve months.

         This report is submitted by the Stock Option and Compensation Committee of the Board of Directors of Bancshares.

         STOCK OPTION AND COMPENSATION COMMITTEE:

         Robert B. Smith, Jr., Chairman
         Michael S. Albert
         Burr W. Sullivan
         Roberts E. Timberlake
         Lloyd G. Walter, Jr.
         Julius S. Young, Jr.

COMPENSATION OF DIRECTORS

         Each member of the Board of Directors of Bancshares receives a fee of $300 for each Board meeting attended, plus an annual retainer of $4,000. Each non-management director receives a fee of $200 for each committee meeting of Bancshares and the Bank that he or she attends. Each year Bancshares also grants each non-management director a five-year option to purchase 625 shares of Common Stock. The exercise price of each option is the fair market value of the Common Stock on the date of grant. The option is granted on the date of the annual shareholders' meeting.

         In addition, directors have an opportunity to participate in Bancshares' Deferred Compensation Plan for Directors (the "Deferred Plan"), under which a director may defer a designated amount of his or her annual compensation until he or she retires, dies while still a director, becomes permanently disabled or otherwise discontinues service as a director. Interest on each director's deferred account is credited at the end of each month at a rate of six percent per annum. Each director's interest in the Deferred Plan is nonassignable, although each director may name a beneficiary to receive his or her deferred compensation in the event of the director's death. During the last fiscal year, each director allocated 100% of his or her 1999 director's fees to his or her deferred account.

         In July 1999, the Stock Option and Compensation Committee (the "Committee"), with assistance of a benefits management consulting firm and advice of legal counsel, began an extensive study and review of Bancshares' compensation policies and practices for directors. The Committee believes in the importance of maintaining Bancshares' policies and practices in a manner consistent with current trends in director compensation. The Committee determined that compensation paid to the directors should be comprised of three elements: (i) a quarterly retainer for services; (ii) monthly meeting fees; and
(iii) fees for serving on committees. In November

1999, upon recommendation by the Committee, the Bancshares' Board of Directors adopted resolutions amending and restating the Deferred Plan effective January 1, 2000, by changing the manner in which the directors defer their compensation. The amended Deferred Plan requires that the quarterly retainer for services and the monthly meeting fees be paid in shares of Common Stock of the Company at their then current fair market value and that the fees paid for serving on committees shall be paid currently to the directors in cash.

         Prior to the beginning of each calendar year, the directors will be entitled to elect to receive currently the shares of Common Stock that he or she would earn in the coming year for the quarterly retainer and the monthly meeting fees or to defer the receipt of those shares for credit to his or her deferred account. In connection with the establishment of the amended Deferred Plan, each director was given the opportunity to make a one-time election to receive the current balance of his or her existing deferral account, in lieu of converting his or her existing deferral account into credit for shares of Common Stock. Each director's benefit under the Deferred Plan is nonassignable, although each director may name a beneficiary to receive his or her deferred benefit in the event of the director's death.

         The Board believes that the amended Deferred Plan provides an opportunity to strengthen the alignment of shareholders' and directors' interests and reflects the current trends in director compensation. The amended Deferred Plan also offers the Company a means to provide for the financial security of its directors so that their services may be retained. The Board also believes that receiving shares of the Company's Common Stock as compensation will be recognized by shareholders as a commitment to maximize long-term shareholder value.

         The Committee will continue to study and evaluate the amount and type of compensation paid to directors in order to maximize the alignment of the long-term interests of Bancshares' shareholders with those of the directors.

SECTION 16 REPORTING DELINQUENCIES

         Section 16(a) of the Securities Exchange Act of 1934 requires the executive officers and directors of Bancshares and persons who beneficially own more than ten percent of the outstanding shares of Common Stock to file with the SEC reports disclosing their initial ownership of Common Stock, as well as subsequent reports disclosing changes in such ownership. To Bancshares' knowledge, based solely on a review of copies of such reports furnished to Bancshares and written representations that no other reports were required during the year ended December 31, 1999, the executive officers and directors of Bancshares complied with all Section 16 (a) filing requirements.

                              CERTAIN TRANSACTIONS

         Certain directors and officers of Bancshares and companies with which directors or officers are associated are customers of the Bank and as such may from time to time borrow from the Bank within prescribed limitations. Any such loans and commitments are made in the ordinary course of business, on terms no more favorable, including interest rates and collateral, than those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectability or present other unfavorable features. The indebtedness of all directors and officers as a group represents 13.3% of Bancshares' shareholders' equity.


                   PROPOSAL 2: INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of Bancshares has appointed the firm of Turlington and Company, L.L.P., for the purpose of auditing the financial statements of Bancshares and its subsidiaries for the fiscal year ended December 31, 2000, and shareholders are being asked to ratify this appointment. Turlington and Company, L.L.P., has been employed in this capacity by Bancshares since 1982. Fees charged by this firm are furnished at rates and upon terms that are customarily charged by other independent auditing firms. A representative of the firm will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
        RATIFICATION OF THE APPOINTMENT OF TURLINGTON AND COMPANY L.L.P.
                    AS INDEPENDENT ACCOUNTANTS AND AUDITORS.


                  PROPOSAL 3: SHAREHOLDER PROPOSAL RELATING TO
                      MINIMUM SHARE OWNERSHIP BY DIRECTORS

         Bancshares has been advised that W. R. Koontz, 4630 W. Old U.S. 64, Lexington, North Carolina 27295, has proposed the following resolution to be considered by the shareholders of Bancshares:

         "RESOLVED: That the shareholders of LSB Bancshares, Inc. recommend that the Board of Directors take the necessary steps to amend the company's governing instruments to adopt the following:

                  "Beginning on the 2000 LSB Bancshares Annual Shareholders meeting, excluding those directors elected in 1998, 1999, 2000, each director before qualifying as a director of LSB Bancshares and at all times while serving as a director, excluding stock options, convertible securities and warrants, shall own 500 shares of common LSB Bancshares, Inc. Should any director fail to comply with this ownership requirement, such director shall have sixty (60) days from the date of non-compliance to again comply. Failure to again comply, shall result in disqualification and such director's position shall be declared vacant."

         "REASONS: One of the most important issues before the American people today is accountability. In our government, our schools, our legal system and our corporations, we have lost accountability. Every one wants to be under the umbrella of tenure, seniority, guarantee, and Golden Parachutes. Why would management or the Board of Directors object to its directors being mandated to own 500 shares? Generally speaking, corporate management has created a monopoly. It does not matter if a director knows anything about banking or financial matters, just as long as he/she has a degree from a prestigious school or a relationship with the officers or other directors. I am not suggesting that the Board of Directors invest in 500 shares in some new or unproven company, but a company with solid assets. If the Board of Directors does not have confidence in themselves to direct LSB profitably, surely they should not serve on the Board of Directors of LSB Bancshares.

         "If you AGREE, please mark your proxy FOR a beginning to Accountability."


                             STATEMENT OF OPPOSITION

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

         Mr. Koontz's resolution is substantially identical to the resolution that he has introduced at each Annual Meeting since 1993. Shares representing less than 21% of the outstanding Common Stock were voted in favor of Mr. Koontz's resolution at each of the seven previous shareholders' meetings.

         The Board of Directors of Bancshares does not believe that minimum share ownership requirements for directors of Bancshares will serve any useful purpose. Under North Carolina law, each director of Bancshares who is also a director of the Bank is required to own shares of Common Stock having an aggregate book value of at least $1,000, or 119 shares at December 31, 1999. The Board of Directors of Bancshares continues to believe that minimum share ownership requirements for directors, over and above those imposed by North Carolina law, would not benefit Bancshares but would unnecessarily restrict Bancshares' ability to attract and retain qualified candidates to serve as directors of Bancshares.

         Furthermore, the Board believes that Mr. Koontz's resolution has been substantially implemented. As of the record date, each director owned a number of shares of Common Stock well in excess of the proposed 500 shares, the lowest being more than 4 times the proposed ownership level. Additionally, under the amended Deferred Plan, certain director compensation is required to be paid in shares of Common Stock. The Board believes that each director's current share ownership and participation in the amended Deferred Plan reflects each director's confidence in Bancshares.

         Finally, the Board of Directors believes that the reasons given by Mr. Koontz in support of his proposal are untrue as applied to the members of the Board of Directors of Bancshares. The Board of Directors believes that historically there has been no relationship between a director's contributions to Bancshares and the level of his or her investment in Common Stock. Moreover, contrary to Mr. Koontz's statements, directors of Bancshares are not selected on the basis of their relationships with other directors or officers, the schools they attended or any other improper factors. Directors are nominated by the Board of Directors, and elected by the shareholders of Bancshares, on the basis of their experience, individual accomplishments, knowledge, ability, judgment and a number of other factors that may or may not include a special knowledge of the banking industry. Bancshares has for a number of years sought to maintain diversity on its Board of Directors, and the current composition of the Board reflects this policy. Bancshares believes a diverse group of directors will enhance the perspectives and collective talents of Board members and enable the Board to better manage all facets of the business and affairs of Bancshares. Accordingly, based on these facts, the Board of Directors strongly believes Mr. Koontz's proposal is without merit and should not be supported by the shareholders.


                              SHAREHOLDER PROPOSALS

         Any shareholder proposal to be included in the proxy materials relating to the 2001 Annual Meeting must be received by the Secretary of Bancshares, One LSB Plaza, Lexington, North Carolina 27292, by November 22, 2000.

         In addition to any other applicable requirements, for business to be properly brought before the 2001 Annual Meeting by a shareholder, even if the proposal is not to be included in Bancshares' proxy statement, pursuant to Bancshares' Bylaws, the shareholder must give notice in writing to the Secretary of Bancshares not later than January 21, 2001. As to each matter, the notice must contain (i) a brief description of the business desired to be brought before the annual meeting and the reasons for addressing it at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the number of shares of Common Stock owned of record and beneficially by such shareholder and (iv) any material interest of the shareholder in such business.

                                  OTHER MATTERS

         The Board of Directors of Bancshares knows of no other matters intended to be presented for consideration at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.



                                                      Robert F. Lowe, President
                                                      March 20, 2000

                                                              FORM OF PROXY CARD


                              LSB BANCSHARES, INC.
                                  ONE LSB PLAZA
                         LEXINGTON, NORTH CAROLINA 27292

This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Burr W. Sullivan and Robert B. Smith, Jr., and each of them, as proxies (and if the undersigned is a proxy, as substitute proxies), with power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse, all the shares of LSB BANCSHARES, INC. held of record by the undersigned at the close of business on March 6, 2000, at the Annual Meeting of Shareholders to be held on April 19, 2000, at 10:00 a.m., at the headquarters of LSB Bancshares, Inc., and at any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all nominees for Director, for Proposal 2 and against Proposal 3.

If the shareholder is a participant in the Shareholders Dividend Reinvestment and Stock Purchase Plan, the proxy card represents the number of shares in the dividend reinvestment account as well as shares owned of record directly by the shareholder.

          -------------------------------------------------------------
          PLEASE VOTE, DATE AND SIGN ON THE REVERSE AND RETURN PROMPTLY
                            IN THE ENCLOSED ENVELOPE
          -------------------------------------------------------------

Please sign exactly as your name(s) appear(s) on the reverse. When shares are held by joint owners, both should sign. When signing as an executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?

----------------------------------------

----------------------------------------

----------------------------------------

[X]      PLEASE MARK VOTES
         AS IN THIS EXAMPLE

------------------------------------------------------

                LSB BANCSHARES, INC.

------------------------------------------------------

Mark box at right if an address change has been noted on the [ ] reverse side of this card.
CONTROL NUMBER:
RECORD DATE SHARES:


                                                    ----------------------------
Please be sure to sign and date this Proxy          Date
--------------------------------------------------------------------------------


-----------------------------                     -----------------------------
   Shareholder sign above                               Co-owner sign above
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES."
--------------------------------------------------------------------------------
                                             For All                For All
1.       Election of Directors:              Nominees   Withhold     Except

(1) Robert F. Lowe                             [ ]         [ ]         [ ]
(2) Roberts E. Timberlake
(3) Lloyd G. Walter, Jr.
(4) Julius S. Young, Jr.
(5) Sue H. Hunter

INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "For All Except" box and strike a line through the names(s) of the nominee(s) in the list provided above. Your shares will be voted for the remaining nominee(s).

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.
--------------------------------------------------------------------------------

                                                         For   Against  Abstain

2.      Proposal to ratify the appointment of            [ ]     [ ]      [ ]
        Turlington and Company, L.L.P., Certified
        Public Accountants, for the year ending
        December 31, 2000.

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 3.
--------------------------------------------------------------------------------

                                                         For   Against  Abstain

3.     Shareholder proposal by W. R. Koontz              [ ]     [ ]       [ ]
       relating to minimum share ownership
       requirement for directors.


4. In their discretion, the proxies are authorized to vote upon such other business and matters as may properly come before the meeting or at any adjournment(s) thereof.

DETACH CARD